Exhibit 10.3

PAYMENT AND RELEASE AGREEMENT

This Payment and Release Agreement (Agreement), effective when executed by the parties (Effective Date), is by and among and _____________ (Note Holder), and the following named “Released Parties”:

1. TechXpress, Inc., a California corporation (Company), and its sole shareholder, Bryan A. Sarlitt (Sarlitt);

2. SpendSmart Networks, Inc., a California corporation (SS), and SpendSmart Networks, Inc., a Delaware Corporation (SS Parent); and

3. Snyder Computer Services, Inc., a California corporation, and Tim Snyder, its sole shareholder (IT Purchaser).

In this Agreement, the Note Holder and the Released Parties are sometimes referred to individually as a “Party” and together as the “Parties.”

A. Company and Note Holder entered into a Loan Agreement and Promissory Note, dated _____________ (the Original Note), whereby Note Holder agreed to loan to Company ______________ Dollars ($_____) on the terms and conditions set forth in the Original Note.

B. Company and Note Holder entered into the Addendum to Loan Agreement and Promissory Note, dated _____________ (the Amended Note), whereby Note Holder agreed to modify certain terms of the Original Note, including the amount due under the note, on terms set forth in the Amended Note. The outstanding balance of the Amended Note as of the date of this Agreement is _________________ Dollars ($_________).

C. The Company and Sarlitt have entered into an agreement with SS and SS Parent to sell certain Web Assets of the Company upon the terms and conditions set forth in the Asset Purchase Agreement between the parties. For purposes of this Agreement, the sale of the Web Assets of the Company to SS and/or SS Parent shall be referred to as the SS Transaction.

D The Company and Sarlitt have also entered an agreement with IT Purchaser to sell specific assets of the Company related to the IT services of Company, upon the terms and conditions set forth in the Assets Purchase Agreement between the parties. For purposes of this Agreement, the sale of the IT assets of the Company to IT Purchaser shall be referred to as IT Transaction. As a condition of the IT Transaction, IT Purchaser is also requiring the Note Holder further release IT Purchaser from any and all claims.

E. As set forth in Section 2.1 of the SS Asset Purchase Agreement, and as set forth in Section 2 of this Agreement, the Note Holder, upon simultaneous close of the SS Transaction and IT Transaction, Note Holder shall receive, in exchange for Note Holder’s cancellation of the Amended Note and release of all claims related to the Original Note or Amended Note against the Released Parties and each of them, the Shares (as defined herein).

In recognition of the mutual covenants contained in this Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Cancellation of Note. In consideration of SS Parent’s transfer of the Shares to Note Holder upon the closing of the SS Transaction and IT Transaction (the “Closing”), the Original Note, as amended, shall be cancelled and Note Holder hereby agrees to the following release of all claims related to the Original Note and Amended Note.

1

2. Issuance of Shares. In consideration for Note Holder’s cancellation of the Original Note, as amended, and release of the Released Parties and each of them, upon simultaneous close of the SS Transaction and IT Transaction, Note Holder shall receive, subject to the Lock Up and Leak Out Agreement (as defined herein), in exchange for Note Holder’s cancellation of the Amended Note and release of all claims related to the Original Note or Amended Note against the Released Parties and each of them, the number of SS Parent’s restricted common stock calculated as follows (the Shares):

______shares, which is Note Holder’s _____% multiplied by the amount of SS Parent’s restricted common stock that is equal to $741,814, at a price per share equal to the Value Weighted Average Price of the Parent’s common stock listed on the OTCQB market place for the ten (10) Business Days prior to the Closing ending on Friday August 29, 2014, of $1.244 per share.

The percentage above is based on the outstanding principal balance held by Note Holder relative to the total amount of consideration to be paid by SS Parent on behalf of all note holders. The Shares shall be subject to the Lock Up and Leak Out Agreement (as defined herein).

The Shares shall be issued to Note Holder within 15 business days of the Closing by delivery to Note Holder of one or more certificates representing the Shares, and shall be subject to the Lock Up and Leak Out Agreement annexed hereto as Exhibit A (the “Lock Up and Leak Out Agreement”). The execution of the Lock Up and Leak Out Agreement by Note Holder shall be a condition precedent to the Shares being issued by SS Parent. The certificate for the Shares shall bear an appropriate restrictive legend under the Securities Act of 1933, as amended (the Securities Act) relating to the status of the Shares as restricted securities and may also reference the Lock Up and Leak Out Agreement.

3. Release of Claims. Note Holder agrees on behalf of himself/herself, his/her heirs, executors, administrators, successors and assigns (Releasing Parties), to hereby and forever release and discharge Company, Sarlitt, SS and SS Parent and its/his/their shareholders, officers, directors, related persons and entities, affiliates, subsidiaries, parent entities, employees, consultants, attorneys, accountants, contractors, engineers, agents, lenders, insurers, successors and assigns (collectively, Released Parties), from and against any and all claims, causes of action, disputes or controversies of whatsoever nature or kind, whether latent or patent, existing or contingent, known or unknown, which Releasing Parties might have or which might arise against the Released Parties arising out of the Note. Note Holder hereby certifies he/she has read section 1542 of the Civil Code set out as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Based on understanding of the above-stated provision, Note Holder specifically hereby waives application of section 1542 of the Civil Code, and expressly waives all claims or causes of action he/she does not know of, or suspect to exist, as of the Effective Date.

a. Significance of Waiver. Note Holder understands and acknowledges that the significance and consequence of this waiver of section 1542 of the Civil Code is that if he/she should eventually suffer additional damages arising out of the above-referenced legal action, Note Holder will not be permitted to make any claim for those damages.  Furthermore, Note Holder acknowledges that he/she intends these consequences even as to claims for damages that may exist as of the Effective Date but which Note Holder does not know exists, and which, if known, would materially affect his/her decision to execute this release, regardless of whether his/her lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

2

b. Voluntary Release. Note Holder acknowledges and warrants that his/her execution of this release is free and voluntary. Note Holder warrants and represents that in executing this release, he/she has relied on legal advice from an attorney of his/her choice, and that the terms of this release and its consequences have been completely read and explained to Note Holder by his/her attorneys, and that he/she fully understand the terms of the release of claims set forth in this Section 3.

4. Entire Understanding; Amendments. No promise or inducement of any nature has been made or given to any party other than those set forth in this Agreement. Except for the Lock Up and Leak Out Agreement, this Agreement constitutes the entire agreement and understanding between and among the Parties hereto with respect to the subject matter hereof including, without limitation, the release of any and all claims against the Released Parties by the Releasing Parties, and supersedes all prior agreements, representations and understandings, both written and oral, between and among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument executed by all of the Parties hereto.

5. Further Assurances. Each of the Parties hereto, acting by himself/herself/itself or through his/her/its or their respective attorneys, shall promptly prepare and execute all documents and do all things necessary to consummate the agreements set forth in this Agreement.

6. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the assignees, licensees, heirs, executors, legal representatives, trustees, successors and transferees of the entities and persons released hereunder, whether by license, sale, merger, reverse merger, sale of stock, insolvency, sale of assets, death, incapacity, operation of law or, without limitation, otherwise. Notwithstanding the foregoing, Note Holder shall not assign this Agreement without the prior written consent of the Released Parties.

7. Governing Law. This Agreement has been executed in and shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

8. Enforceability. If any provision of this Agreement is found, determined, and/or adjudicated to be illegal, invalid or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

9. Counterparts/Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3

10. Representation by Counsel. Note Holder has been urged to seek the advice of independent counsel with respect to this Agreement and the Lock Up and Leak Out Agreement and has had the opportunity to do so.

[signature page follows]

4

[TECHXPRESS SIGNATURE PAGE TO PAYMENT AND RELEASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Payment and Release Agreement as of the date first written above.

NOTE HOLDER:

Name:

COMPANY:

TECHXPRESS, INC., a California corporation

By:
Bryan A. Sarlitt, Chief Executive Officer

SARLITT:

Bryan A. Sarlitt

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

5

[SPENDSMART SIGNATURE PAGE TO PAYMENT AND RELEASE AGREEMENT]

In return for the Release and as provided in the SS Transaction, the following Released Parties agree to issue the Shares to the Note Holder on the close of the SS Transaction.

Shares shall be issued in the name of _____________________, pursuant to the terms set forth in Exhibit A, attached hereto.

SPENDSMART NETWORKS, INC., a California Corporation

By:
Name: Bill Hernandez
Title: President

SPENDSMART NETWORKS, INC., a Delaware Corporation

By:
Name: Alex Minicucci
Title: Chief Executive Officer

NOTE HOLDER:

Name:

Dated:

6